EX-28.g.1.g

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated February 17, 2017 (the “Amendment”), between NATIONWIDE VARIABLE INSURANCE TRUST, successor in interest to GARTMORE VARIABLE INSURANCE TRUST (the “Customer”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) amends the Global Custody Agreement dated April 4, 2003, as amended (the “Custody Agreement”), between the Customer and the Bank. Capitalized terms in this Amendment that are not defined herein have the meaning set forth in the Custody Agreement.

RECITAL

The Customer and the Bank wish to amend the Custody Agreement as set forth herein.

AMENDMENT

1.	The Fund List to the Agreement is hereby deleted in its entirety and replaced with the Fund List attached hereto.

2.	This Amendment shall be effective as of the date first written above.

3.	Except as amended hereby, all other terms and conditions of the Custody Agreement remain unchanged and the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to Global Custody Agreement to be executed in its name and behalf on the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Eckert
Name:	Brian Eckert
Title:	Executive Director

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Lee Cummings
Name:	Lee Cummings
Title:	Senior Vice President

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FUND LIST

to

GLOBAL CUSTODY AGREEMENT

DATED APRIL 4, 2003

BETWEEN

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

AND NATIONWIDE VARIABLE INSURANCE TRUST

Effective February 17, 2017

Fund Name

American Century NVIT Multi Cap Value Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Growth Fund

American Funds NVIT Growth-Income Fund

BlackRock NVIT Managed Global Allocation Fund

BlackRock NVIT Equity Dividend Fund

Federated NVIT High Income Bond Fund

Lazard NVIT Flexible Opportunistic Strategies Fund

Loring Ward NVIT Capital Appreciation Fund

Loring Ward NVIT Moderate Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

Neuberger Berman NVIT Socially Responsible Fund

NVIT Bond Index Fund

NVIT Cardinal Aggressive Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Managed Growth Fund

NVIT Cardinal Managed Growth & Income Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

NVIT Emerging Markets Fund

NVIT Flexible Moderate Growth Fund

NVIT Flexible Fixed Income Fund

NVIT Government Bond Fund

NVIT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Conservative Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Managed Growth Fund

EX-28.g.1.g

Fund Name

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Large Cap Growth Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT Mid Cap Index Fund

NVIT Money Market Fund

NVIT Multi-Manager International Growth Fund

NVIT Multi-Manager International Value Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Large Cap Value Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

NVIT Multi Sector Bond Fund

NVIT Nationwide Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT Small Cap Index Fund

Templeton NVIT International Value Fund

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